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                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Millennium Chemicals Inc. Long Term Stock Incentive Plan, of our report dated November 7, 1995, except for Note 12 as to which the date is July 2, 1996, with respect to the consolidated financial statements of HMB Holdings Inc. included in the Registration Statement on Form 10 of Millennium Chemicals Inc. filed with the Securities and Exchange Commission on August 23, 1996.

                                                 ERNST & YOUNG LLP
                                                 Independent Accountants

Hackensack, New Jersey
October, 7 1996





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